      LIMITED POWER OF ATTORNEY FOR
ANSYS, INC.
SECTION 16(a) FILINGS
The undersigned hereby constitutes and appoints each of Maria T. Shields, Janet
Lee, Andrea Bisconti, Deborah Graham, or Joseph Steitz, signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:
(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or stockholder of ANSYS, Inc. (the "Company"), from time to time the following United States Securities and Exchange Commission (the
"SEC") forms: (i) Form ID, including any attached documents, to effect the assignment of codes to the undersigned to be used in the transmission of information to the SEC using the EDGAR System; (ii) Form 3, Initial Statement of
Beneficial Ownership of Securities, including any attached documents; (iii) Form
4, Statement of Changes in Beneficial Ownership of Securities, including any attached documents; (iv) Form 5, Annual Statement of Beneficial Ownership of
Securities in accordance with Section 16(a) of the Securities Exchange Act of
1934, as amended, and the rules thereunder, including any attached documents;
(v) Schedule 13D or 13G and any attached documents; and (vi) amendments of each thereof, in accordance with Section 16(a) of the Securities Exchange Act of
1934, as amended, and the rules thereunder, including any attached documents;
(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form. 3, 4, or 5 or Schedule 13D or G, or any amendment thereto and timely file such form with the SEC, any stock exchange or national association or similar authority; and
(3) take any other action of any type whatsoever which, in the opinion of such attorney-in-fact, may be necessary or desirable in connection with the foregoing authority, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any such forms with respect to the undersigned's holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney maybe filed with the SEC as a confirming statement of the authority granted herein. This Power of Attorney supersedes any prior power of attorney in connection with the undersigned's capacity as an officer and/or director of the Company.

IN WITNESS WHEREAS, the undersigned has caused this Power of Attorney to be executed as of the date set out below.

_/s/ Alec Gallimore__________________________
Signature

Alec Gallimore
Name printed

May 2, 2018
Date